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                                                                     EXHIBIT 5.2


                                 MANOR CARE INC.
                             333 North Summit Street
                               Toledo, Ohio 43604


October 18, 2005



Manor Care, Inc.
333 N. Summit Street
Toledo, Ohio 43604-2617

     Re: Registration Statement for $400,000,000 Aggregate Principal Amount of 2.125% Convertible Senior Notes due 2035 and Related Guarantees and 10,726,720 Shares of Common Stock

Ladies and Gentlemen:

                  I have acted as general counsel to Manor Care, Inc., a Delaware corporation (the "COMPANY"), in connection with the registration for resale of $400,000,000 aggregate principal amount of 2.125% Convertible Senior Notes due 2035 by the holders thereof (the "NOTES"), the guarantees of the Notes (the "GUARANTEES") by the guarantors listed on Schedule 1 attached hereto (the "GUARANTORS"), and 10,726,720 shares of common stock, par value $0.01 per share (the "COMMON STOCK") issuable upon conversion of the Notes, under the Securities Act of 1933, as amended (the "ACT"), by the Company, pursuant to a registration statement on Form S-3 under the Act filed with the Securities and Exchange Commission (the "COMMISSION") on October 18, 2005, as may be amended from time to time (the "REGISTRATION STATEMENT"). The Notes and the Guarantees have been issued under an Indenture dated as of August 1, 2005 (the "INDENTURE") among the Company, the Guarantors and Wachovia Bank, National Association, as trustee (the "TRUSTEE"). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or Prospectus, other than as to the enforceability of the Guarantees.

                  In my capacity as Vice President and General Counsel of the Company, I am familiar with the proceedings taken by the Company and the Guarantors in connection with the authorization of the Indenture, the Notes and the Guarantees. In addition, I have examined such matters of fact and questions of law as I have considered appropriate for purposes of this letter.

                  Various matters concerning the Notes and the Common Stock are addressed in the opinion of Latham & Watkins LLP of even date herewith, which has been provided separately, and I express no opinion with respect to those matters.

                  Subject to the foregoing and the other matters set forth herein, it is my opinion that, as of the date hereof:
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                  (1) The Guarantees have been duly authorized by all necessary corporate action of each of the Guarantors and constitute legally valid and binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms.


                  The opinion rendered in paragraph 1 above relating to the enforceability of the Guarantees is subject to the following exceptions, limitations and qualifications: (a) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (b) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought; and (c) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

                  To the extent the obligations of the Guarantors under the Indenture and the Notes may be dependent upon such matters, I have assumed (a) that the Indenture has been duly authorized, executed and delivered by, and constitutes a legally valid and binding obligation of, the Trustee, enforceable against it in accordance with its terms, and (b) that the status of the Indenture, the Notes and the Guarantees as legally valid and binding obligations of the respective parties thereto is not affected by any (i) breaches of, or defaults under, agreements or instruments; (ii) violations of statutes, rules, regulations or court or governmental orders; or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

                  I consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to my name contained under the heading "Validity of Securities."




                                  Very truly yours,


                                  /s/  R. Jeffrey Bixler, Esq.
                                  Vice President and General Counsel




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                                   SCHEDULE 1
                                   GUARANTORS

AMERICAN HOSPITAL BUILDING CORPORATION
AMERICANA HEALTHCARE CENTER OF PALOS TOWNSHIP, INC.
AMERICANA HEALTHCARE CORPORATION OF GEORGIA
ANCILLARY SERVICES MANAGEMENT, INC.
BAILY NURSING HOME, INC.
BIRCHWOOD MANOR, INC.
BLUE RIDGE REHABILITATION SERVICES, INC.
CANTERBURY VILLAGE, INC.
CHARLES MANOR, INC.
CHESAPEAKE MANOR, INC.
DEKALB HEALTHCARE CORPORATION
DEVON MANOR CORPORATION
DISTCO, INC.
DIVERSIFIED REHABILITATION SERVICES, INC.
DONAHOE MANOR, INC.
EAST MICHIGAN CARE CORPORATION
EXECUTIVE ADVERTISING, INC.
EYE-Q NETWORK, INC.
FOUR SEASONS NURSING CENTERS, INC.
GEORGIAN BLOOMFIELD, INC.
GREENVIEW MANOR, INC.
HCR HOME HEALTH CARE AND HOSPICE, INC.
HCR INFORMATION CORPORATION
HCR MANORCARE MEDICAL SERVICES OF FLORIDA, INC.
HCR MANOR CARE SERVICES, INC. (F/K/A HEARTLAND CAREPARTNERS, INC.) HCR PHYSICIAN MANAGEMENT SERVICES, INC.
HCR REHABILITATION CORP.
HCRA OF TEXAS, INC.
HCRC INC.
HEALTH CARE AND RETIREMENT CORPORATION OF AMERICA
HEARTLAND HOME CARE, INC.
HEARTLAND HOME HEALTH CARE SERVICES, INC.
HEARTLAND HOSPICE SERVICES, INC.
HEARTLAND INFORMATION SERVICES, INC.
         (F/K/A HEARTLAND MEDICAL INFORMATION SERVICES, INC.)
HEARTLAND MANAGEMENT SERVICES, INC.
HEARTLAND REHABILITATION SERVICES OF FLORIDA, INC.
HEARTLAND REHABILITATION SERVICES, INC.
HEARTLAND SERVICES CORP.
HEARTLAND THERAPY PROVIDER NETWORK, INC.
HERBERT LASKIN, RPT - JOHN MCKENZIE, RPT PHYSICAL THERAPY
         PROFESSIONAL ASSOCIATES, INC.

HGCC OF ALLENTOWN, INC.
IN HOME HEALTH, INC.
INDUSTRIAL WASTES, INC.
IONIA MANOR, INC.
JACKSONVILLE HEALTHCARE CORPORATION
KNOLLVIEW MANOR, INC.
LEADER NURSING AND REHABILITATION CENTER OF BETHEL PARK, INC.
LEADER NURSING AND REHABILITATION CENTER OF GLOUCESTER, INC.
LEADER NURSING AND REHABILITATION CENTER OF SCOTT TOWNSHIP, INC.
LEADER NURSING AND REHABILITATION CENTER OF VIRGINIA INC.
LINCOLN HEALTH CARE, INC.
MANOR CARE AVIATION, INC.
MANOR CARE OF AKRON, INC.
MANOR CARE OF AMERICA, INC
MANOR CARE OF ARIZONA, INC.
MANOR CARE OF ARLINGTON, INC.
MANOR CARE OF CANTON, INC.
MANOR CARE OF CHARLESTON, INC.
MANOR CARE OF CINCINNATI, INC.
MANOR CARE OF COLUMBIA, INC.
MANOR CARE OF DARIEN, INC.
MANOR CARE OF DELAWARE COUNTY, INC.
MANOR CARE OF HINSDALE, INC.
MANOR CARE OF KANSAS, INC.
MANOR CARE OF KINGSTON COURT, INC.
MANOR CARE OF LARGO, INC.
MANOR CARE OF LEXINGTON, INC.
MANOR CARE OF MEADOW PARK, INC.
MANOR CARE OF MIAMISBURG, INC
MANOR CARE OF NORTH OLMSTED, INC.
MANOR CARE OF PINEHURST, INC.
MANOR CARE OF ROLLING MEADOWS, INC.
MANOR CARE OF ROSSVILLE, INC.
MANOR CARE OF WILLOUGHBY, INC.
MANOR CARE OF WILMINGTON, INC.
MANOR CARE OF YORK (NORTH), INC.
MANOR CARE OF YORK (SOUTH), INC.
MANOR CARE SUPPLY COMPANY
MANORCARE HEALTH SERVICES OF NORTHHAMPTON COUNTY, INC.
MANORCARE HEALTH SERVICES OF OKLAHOMA, INC.
MANORCARE HEALTH SERVICES OF VIRGINIA, INC.
MANORCARE HEALTH SERVICES, INC.
MARINA VIEW MANOR, INC.
MEDI-SPEECH SERVICE, INC.
MID-SHORE PHYSICAL THERAPY ASSOCIATES, INC.
MILESTONE HEALTH SYSTEMS, INC.

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MILESTONE HEALTHCARE, INC.
MILESTONE REHABILITATION SERVICES, INC.
MILESTONE STAFFING SERVICES, INC.
MILESTONE THERAPY SERVICES, INC.
MNR FINANCE CORP.
PEAK REHABILITATION, INC.
PERRYSBURG PHYSICAL THERAPY, INC
PNEUMATIC CONCRETE, INC.
PORTFOLIO ONE, INC.
REHABILITATION ADMINISTRATION CORPORATION
REHABILITATION ASSOCIATES, INC.
REHABILITATION SERVICES OF ROANOKE, INC.
REINBOLT & BURKAM, INC.
RICHARDS HEALTHCARE, INC.
RIDGEVIEW MANOR, INC.
ROLAND PARK NURSING CENTER, INC.
RVA MANAGEMENT SERVICES, INC.
SILVER SPRING - WHEATON NURSING HOME, INC.
SPRINGHILL MANOR, INC.
STEWALL CORPORATION
STRATFORD MANOR, INC.
STUTEX CORP.
SUN VALLEY MANOR, INC.
THE NIGHTINGALE NURSING HOME, INC.
THERASPORT PHYSICAL THERAPY, INC.
THREE RIVERS MANOR, INC.
TOTALCARE CLINICAL LABORATORIES, INC.
WASHTENAW HILLS MANOR, INC.
WHITEHALL MANOR, INC.
COLEWOOD LIMITED PARTNERSHIP
HEARTLAND CARE, LLC
HEARTLAND EMPLOYMENT SERVICES, LLC
ANCILLARY SERVICES, LLC
BOOTH LIMITED PARTNERSHIP
ANNANDALE ARDEN, LLC
BAINBRIDGE ARDEN, LLC
BINGHAM FARMS ARDEN, LLC
COLONIE ARDEN, LLC
CRESTVIEW HILLS, LLC
FIRST LOUISVILLE ARDEN, LLC
GENEVA ARDEN, LLC
HANOVER ARDEN, LLC
JEFFERSON ARDEN, LLC
KENWOOD ARDEN, LLC
LIVONIA ARDEN, LLC
MEMPHIS ARDEN, LLC



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NAPA ARDEN, LLC
ROANOKE ARDEN, LLC
SAN ANTONIO ARDEN, LLC
SILVER SPRING ARDEN, LLC
SUSQUEHANNA ARDEN LLC
TAMPA ARDEN, LLC
WALL ARDEN, LLC
WARMINSTER ARDEN LLC
WILLIAMSVILLE ARDEN, LLC
BATH ARDEN, LLC
CLAIRE BRIDGE OF ANDERSON, LLC
CLAIRE BRIDGE OF AUSTIN, LLC
CLAIRE BRIDGE OF KENWOOD, LLC
CLAIRE BRIDGE OF SAN ANTONIO, LLC
CLAIRE BRIDGE OF SUSQUEHANNA, LLC
CLAIRE BRIDGE OF WARMINSTER, LLC
FRESNO ARDEN, LLC
TUSCAWILLA ARDEN, LLC